CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Certeza Convex Core Fund, a series of Northern Lights Fund Trust II, under the headings “Independent Registered Public Accounting Firm” and “Portfolio Holdings Information” in the Statement of Additional Information.

Cohen & Company, Ltd. Cleveland, Ohio December 23, 2020

C O H E N & C O M P A N Y , L T D ..

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board